                                                                    EXHIBIT 10.6


                                  COPLEY PLACE
                              BOSTON, MASSACHUSETTS
                                  OFFICE LEASE

                                       to

                          NEUROTEC INTERNATIONAL CORP.,
                             a Delaware corporation


                               FROM THE OFFICE OF:

                             Goulston & Storrs, P.C.
                               400 Atlantic Avenue
                        Boston, Massachusetts 02110-3333

                                  OFFICE LEASE
                                  COPLEY PLACE
                              BOSTON, MASSACHUSETTS


                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
1.       BASIC DATA        ......................................................................................      4

2.       HABENDUM; TERM. ........................................................................................      6

3.       POSSESSION. ............................................................................................      7

4.       BASE RENT         ......................................................................................      7

5.       ADDITIONAL RENT. .......................................................................................      7

         A.       Definitions....................................................................................      8

                  (i)      "Base Year"...........................................................................      8
                  (ii)     "Base Year Operating Expenses"........................................................      8
                  (iii)    "Calendar Year".......................................................................      8
                  (iv)     "Tenant's Proportionate Share"........................................................      8
                  (v)      "Taxes"...............................................................................      8
                  (vi)     "Operating Expenses"..................................................................      9

         B.        Expense Adjustment............................................................................     10
         C.        Adjustment For Services Not Rendered by Landlord..............................................     11

6.       USE OF PREMISES. .......................................................................................     11

7.       CONDITION OF PREMISES...................................................................................     12

8.       SERVICES.         ......................................................................................     12

         A.       List of Services...............................................................................     12
         B.       Billing for Electricity........................................................................     13
         C.       Interruption of Services.......................................................................     14
         D.       Charges for Services...........................................................................     14
         E.       Energy Conservation............................................................................     15

9.       REPAIRS:  HAZARDOUS MATERIALS...........................................................................     15


                                       i
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
10.      ADDITIONS AND ALTERATIONS...............................................................................     16

11.      COVENANT AGAINST LIENS..................................................................................     20

12.      INSURANCE. .............................................................................................     20

         A.       Waiver of Subrogation..........................................................................     20
         B.       Coverage.......................................................................................     20
         C.       Avoid Action Increasing Rates..................................................................     20

13.      FIRE OR CASUALTY. ......................................................................................     22

14.      WAIVER OF CLAIMS - INDEMNIFICATION......................................................................     23

15.      NON WAIVER. ............................................................................................     24

16.      CONDEMNATION. ..........................................................................................     24

17.      ASSIGNMENT AND SUBLETTING...............................................................................     24

18.      SURRENDER OF POSSESSION.................................................................................     26

19.      HOLDING OVER. ..........................................................................................     27

20.      ESTOPPEL CERTIFICATE....................................................................................     27

21.      SUBORDINATION. .........................................................................................     28

22.      CERTAIN RIGHTS RESERVED BY LANDLORD.....................................................................     28

23.      RULES AND REGULATIONS...................................................................................     30

24.      LANDLORD'S REMEDIES.....................................................................................     30

25.      EXPENES OF ENFORCEMENT..................................................................................     32

26.      COVENANT OF QUIET ENJOYMENT.............................................................................     32

27.      SECURITY DEPOSIT. ......................................................................................     33

28.      REAL ESTATE BROKER......................................................................................     34

29.      UNDERLYING LEASES.......................................................................................     34


                                       ii
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
30.      NOTICE TO MORTGAGEE AND GROUND LESSOR...................................................................     34

31.      ASSIGNMENT OF RENTS.....................................................................................     35

32.      PERSONAL PROPERTY TAXES.................................................................................     35

33.      MISCELLANEOUS. .........................................................................................     35

         A.       Rights Cumulative..............................................................................     36
         B.       Interest.......................................................................................     36
         C.       Terms.   ......................................................................................     36
         D.       Binding Effect.................................................................................     36
         E.       Lease Contains All Terms.......................................................................     36
         F.       Delivery for Examination.......................................................................     36
         G.       No Air Rights..................................................................................     36
         H.       Modification of Lease..........................................................................     36
         I.       Substitution of Other Premises.................................................................     36
         J.       Transfer of Landlord's Interest................................................................     37
         K.       Landlord's Title...............................................................................     37
         L.       Prohibition Against Recording..................................................................     37
         M.       Covenants and Conditions.......................................................................     37
         N.       Covenants and Conditions.......................................................................     37
         O.       Only Landlord/Tenant Relationship..............................................................     37
         P.       Application of Payments........................................................................     38
         Q.       Definition of Landlord.........................................................................     38
         R.       Time of Essence................................................................................     38
         S.       Governing Law..................................................................................     38
         T.       Partial Invalidity.............................................................................     38
         U.       Size of Premises...............................................................................     38
         V.       Payment Under Protest..........................................................................     38

34.      NOTICES. ...............................................................................................     38

35.      LIMITATION ON LANDLORD'S LIABILITY......................................................................     40

36.      LANDLORD'S DESIGNATED AGENT.............................................................................     40

         EXHIBIT A.        PLAN OF PREMISES......................................................................     42
         EXHIBIT B.        INTENTIONALLY OMITTED.................................................................     43
         EXHIBIT C.        RULES AND REGULATIONS.................................................................     44
         EXHIBIT D.        CLEANING SPECIFICATIONS...............................................................     48
         EXHIBIT E.        MEASUREMENT STANDARDS.................................................................     54

                                  OFFICE LEASE
                                  COPLEY PLACE
                              BOSTON, MASSACHUSETTS


         THIS INSTRUMENT is an Agreement of Lease in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the Office Section of Copley Place (hereinafter referred to as the "Office Section") located at 100 Huntington Avenue, Boston, Suffolk County, Massachusetts (the project known as Copley Place, including without limitation the hotel portions thereof, plazas, pedestrian bridges, service areas and all other common areas, together with all present and future easements, additions, improvements, air rights and other rights appurtenant thereto, is hereinafter referred to as the "Property"), subject to the covenants, terms, provisions and conditions of this Lease. The "Office Section" means that portion of the building (the "Building") located at the aforesaid address consisting of seven (7) levels of office areas containing approximately 845,000 square feet of rentable floor area. The Building also contains retail shopping, restaurant, parking and other facilities, which are not included within the Office Section. The building does not, however, include the hotel or residential portions of the Property or the pedestrian bridges.

         In consideration thereof, Landlord and Tenant covenant and agree as follows:

1.       BASIC DATA. .

         The Following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.
Date:                               February 6, 1995
Landlord:                           COPLEY PLACE ASSOCIATES NOMINEE
                                    CORPORATION, a Delaware nominee corporation

Present Mailing Address of Landlord:             c/o JMB Properties Urban Company
                                                 Suite 600
                                                 Four Copley Place
                                                 Boston, Massachusetts 02116

Tenant:                                          NEUROTEC INTERNATIONAL CORP., a Delaware corporation

Present mailing Address of Tenant:               Suite 102
                                                 Four Copley Place
                                                 Boston, Massachusetts 02116

                                                 and

                                                 Ehlesstrasse 15
                                                 D-88046
                                                 Friedrichshafen, Germany

Commencement Date:                               February 6, 1995, or the date on which Tenant takes occupancy of the premises or any portion thereof, whichever is the first to occur.

Termination Date:                                January 31, 1998, unless sooner terminated as provided in this
                                                 Lease.

Base Rent:                                       At the rate of Ninety-Nine Thousand Seven Hundred Eighty-Seven and
                                                 50/100 Dollars ($99,787.50) per annum, equal monthly installments of Eight Thousand Three Hundred Fifteen and 63/100 Dollars
                                                 ($8,315.63) (computed on the basis of $22.50 per rentable square foot per annum at 4,435 rentable square feet of space).  (See
                                                 Paragraph 4)

Base Year:                                       The Calendar year 1994.

Base Year Operating Expenses:                    The amount of Operating Expenses incurred with respect to the Base
                                                 Year.

Tenant's proportionate Share:                    0.55% (computed on the basis of 95% occupancy).

Use:                                             General office purposes, storage and uses accessory and incidental thereto.

Premises:                                        That portion of the Office Section designated on the plan attached hereto as Exhibit A and commonly described as approximately 4,435 rentable square feet (RSF), consisting of the Skylobby of Four
                                                 Copley Place. Excepted and excluded from the Premises are the roof or ceiling, the floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the
                                                 Premises are not excluded from the Premises and are a part thereof for all purposes: and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like, to serve premises other than the
                                                 Premises, and to replace and maintain and repair such utility lines, pipes and the like, in, over and upon the Premises.

Common Areas:                                    Those portions of the Property not leased to any tenant. but for the benefit of the Property and its tenants, such as landscaped areas, malls, pedestrian walkways and bridges, restrooms, service areas and the like.

Security Deposit:                                Twenty-Four Thousand Nine Hundred Forty-Six and 89/100 ($24,946.89)

Broker:                                          Whittier Partners

2.       HABENDUM; TERM.

         To have and to hold the Premises for the term commencing on the Commencement Date and ending on the Termination Date, and the right to use the Common Areas during such term in common with others entitled thereto. The Term of this Lease (hereinafter referred to as the "Term") shall commence on the Commencement Date specified in Paragraph 1 hereof and end on the Termination Date specified in Paragraph 1 hereof unless sooner terminated as provided herein.

         In addition, Tenant shall have the right during the Term to use two (2) non-reserved parking spaces in the garage located within and serving the Property, subject to payment by Tenant to Landlord for such use at the prevailing rate therefor charged by Landlord from time to time (the "Parking Rate"). Further, upon Tenant's written request therefor, Landlord agrees to provide to Tenant two (2) additional non-reserved parking spaces (the "At-Will Parking Spaces") in the garage located within and serving the Property, subject to payment by Tenant to Landlord for such use at the Parking Rate: provided, however, that both Landlord and Tenant shall have the right to terminate Tenant's right to use up to two (2) of such spaces by giving at least thirty

(30) days' written notice to the other party of the election so to do. Upon notice of termination by either party, the right of Tenant to use the At-Will Parking Spaces terminates. All payments by Tenant to Landlord for the use of such parking spaces shall be additional rent hereunder, and in the event of non-payment thereof by the Tenant, Landlord shall have all of the rights and remedies with respect thereto as would accrue to the Landlord for non-payment of Base Rent hereunder.

3.       POSSESSION.

         A. In the event the Premises shall not be substantially completed and ready for occupancy on the Commencement Date or in the event Landlord is unable to deliver possession on such date by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, this Lease shall nevertheless continue in force and effect. The obligation of Tenant to begin paying Rent shall commence on the Commencement Date. The Premises shall be substantially complete and ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. Landlord's architect or interior space planner for the Building shall determine whether the Premises are substantially completed and ready for occupancy and such determination shall be final and conclusive on Tenant.

         B. If Tenant shall enter the Premises or any part thereof prior to the Commencement Date (which Tenant may not do without Landlord's prior written consent), such entry shall be at Tenant's sole risk and without interference to any work then being performed in the Building by Landlord or other tenants or occupants, and all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises.

         C. The occurrence of any of the events described in this Paragraph 3 shall not be deemed to accelerate or defer the Termination Date.

4.       BASE RENT

         Tenant shall pay to Landlord or Landlord's agent without notice or demand at the present mailing address of Landlord, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, the Base Rent specified in Paragraph 1 hereof in the equal monthly installments specified in Paragraph 1 hereof in advance on or before the first day of each and every month during the Term, without any abatement, counterclaim, set-off or deduction whatsoever. Notwithstanding the foregoing sentence, Tenant shall pay the first full monthly installment at the time of execution of this Lease. If the Term commences other than on the first day of a month or ends other than on the last day of the month, the Base Rent for such month shall be prorated. The prorated Base Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month during the Term.

5.       ADDITIONAL RENT.

         In addition to paying the Base Rent specified in Paragraph 4 hereof, Tenant shall pay as "Additional Rent" the amounts determined pursuant to Sub-Paragraphs B and C inclusive, of this Paragraph 5. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent'. All amounts due under this Paragraph as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, without any abatement, counterclaim, set-off or deduction whatsoever. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Paragraph 5 shall survive the expiration of the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of days of the Term falling within such Calendar Year.

         A.       Definitions. As used in this Paragraph 5, the terms:

                  (i) "Base Year" shall mean the calendar year specified in Paragraph 1 hereof.

                  (ii) "Base Year Operating Expenses" shall mean the sum specified in Paragraph 1 hereof.

                  (iii) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

                  (iv) "Tenant's Proportionate Share" shall mean the percentage specified in Paragraph 1 hereof, being the percentage calculated by dividing the rentable area contained in the Premises by 802.750 (being 95% of the rentable square foot area of the Office Section), rentable area to be determined by Landlord on a uniform basis for the tenants of the Office Section.

                  (v) "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Building or any part thereof and Common Areas which Landlord determines in its sole judgment to be for the benefit of the Building and ad valorem taxes for any personal property of Landlord used in connection therewith. Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (a) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building or any part thereof and/or the personal property used in connection with the Building or any part thereof, all such taxes, assessments, fees or charges (hereinafter defined as "in lieu of taxes") shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to "in lieu of taxes", Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

                  (vi) "Operating Expenses" shall mean (a) Taxes and (b) all expenses, costs and disbursements of every kind and nature, paid or incurred by Landlord in operating, owning, managing, leasing, repairing and maintaining the Office Section, the Building, the Property and their appurtenances as such Taxes, expenses, costs and disbursements are allocated to the Office Section by the Landlord in its sole judgment or as the same are incurred directly in the operation of Office Section, including but without limitation: premiums for fire, casualty, liability and such other insurance as Landlord may from time to time maintain; security expenses; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, or cleaning; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility; expenses incurred in connection with the central plant furnishing heating, ventilating and air conditioning to the Office Section (and to the Building and the Property where and to the extent the expenses of the Building and the Property are otherwise allocable to the Office Section), which expenses may include a fee paid to the operator of such central plant; costs of lighting, ventilating, (including maintaining and repairing ventilating fans and fan rooms) making routine repairs to and maintenance of underground roadways (and the access ramps servicing such roadways) and railroad platforms and railroad rights of way (including track); costs of repairing and maintaining fire protection systems relating to the underground roadways, access ramps, railroad platforms and railroad rights of way; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of interior and exterior landscaping; payments to independent contractors under contracts for cleaning, operating, management, maintenance and repair (which payments may be to affiliates of Landlord); all other expenses paid in connection with cleaning, operating, management, maintenance and repair, including reasonable reserves for the replacement of capital improvements and equipment contained in and/or used in connection with operations; costs of any capital improvements completed after the Base Year as reasonably amortized by Landlord, with interest on the unamortized amount at the rate of the greater of (i) 12% per annum or
                           (ii) 2% per annum above the base rate of interest charged from time to time by

                           The First National Bank of Boston (but in no event at a rate which is more than the highest lawful rate allowable in The Commonwealth of Massachusetts), to the extent the cost of the particular capital improvement exceeds the amount of the unused reserve, if any, for the replacement thereof previously included in Operating Expenses and insurance proceeds, if any, received by Landlord on account of damage to the particular capital improvement; increases in ground rent or similar payments, if any (determined for the applicable Calendar Year on an accrual basis). Operating Expenses shall not, however, include the following:

                                    a.    Costs of alterations of any tenant's
                                          premises for a particular tenant and
                                          not for the benefit of the Office
                                          Section or any group of tenants
                                          therein;

                                    b.    Principal or interest payments on
                                          loans secured by mortgages or trust
                                          deeds on the Building and/or on the
                                          Property;

                                    c.    Leasing commission, attorneys' fees,
                                          costs and disbursements and other
                                          expenses incurred in connection with
                                          negotiations or disputes with tenants,
                                          other occupants, or prospective
                                          tenants or occupants;

                                    d.    Renovating or otherwise improving,
                                          decorating, painting or redecorating
                                          space for tenants or other occupants
                                          of the Property;

                                    e.    Costs incurred due to violation by
                                          Landlord or any tenant of the terms
                                          and conditions of any lease;

                                    f.    Overhead and profit increment paid to
                                          subsidiaries or affiliates of Landlord
                                          for services on or to the Property, to
                                          the extent only that the cost of such
                                          services exceed competitive costs of
                                          such services were they not so
                                          rendered by a subsidiary or affiliate;

                                    g.    All items and services for which
                                          Tenant is separately charged,
                                          reimburses Landlord or pays third
                                          persons;

                                    h.    Advertising and promotional
                                          expenditures;

                                    i.    Any fines or penalties incurred due to
                                          violations by Landlord of any
                                          governmental rule or authority; and

                                    j.    Any costs whatsoever related to any
                                          expansion of the Building.

         If less than 95% of the Office Section's rentable area shall have been occupied by tenant(s) at any time during any Calendar Year, Operating Expenses shall be determined for such Calendar Year to be an amount equal to the like expense which would normally be expected to be incurred had such occupancy been 95% throughout such Calendar Year.

         B. Expense Adjustment. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, a sum ("Expense Adjustment Amount") equal to the amount by which (i) the product of (a) Tenant's Proportionate Share and (b) Operating Expenses (subject to adjustment pursuant to Paragraph 5C hereof) incurred with respect to each Calendar Year exceeds (ii) Base Year Operating Expenses. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant, which estimate may be revised to reflect, without limitation, increases in Taxes during any period. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained. Following the close of each Calendar Year. Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. Delay in computation of the Expense Adjustment Amount or failure to deliver a statement of such amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount. In computing the Expense Adjustment Amount, the following provisions relating to Taxes shall be applicable: The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the Calendar Year in which such refund is received; provided, however, that in the event Landlord receives a refund of Taxes after the termination date (as the same may be accelerated or extended as provided elsewhere in this Lease) which refund relates to a Calendar Year during the Term hereof, the amount of such refund fairly allocable to Tenant shall be refunded to Tenant by Landlord (net of Tenant's allocated share of the cost of obtaining such refund and the cost, if any, of making such refund); and further provided that if Tenant expands into space formerly occupied by other tenants, which expansion space becomes subject to this Lease, Tenant shall not be entitled to any refund or credit in connection with a refund or abatement of Taxes for periods prior to Tenant's occupancy of such expansion space. All references to Taxes "for" a particular Calendar Year shall be deemed to refer to Taxes due and payable during such Calendar Year without regard to when such Taxes are assessed or levied.

         C. Adjustment For Services Not Rendered by Landlord. Tenant acknowledges that if Landlord is not furnishing any particular work or service the cost of which, if performed by Landlord would be included in Operating Expenses, to any tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for the purpose of determining the Expense Adjustment Amount to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

6.       USE OF PREMISES.

         Tenant shall use and occupy the Premises in accordance with law; and solely as an office for the type of business specified in Paragraph 1 hereof and for no other purpose or purposes.

7.       CONDITION OF PREMISES.

         The Premises are demised to Tenant and Tenant accepts the same "as-is" and, except as hereinafter expressly provided, all work necessary to prepare the Premises for Tenant's occupancy shall be performed at Tenant's sole cost and expense, in accordance with the applicable provisions of this Lease. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession excluding items of damage caused by Tenant or its agents, independent contractors or suppliers. No promise of Landlord to alter, remodel or improve the Premises, the Office Section or the Building and no representation by Landlord or its agents respecting the condition of the Premises, the Office Section or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant; provided, however, that Landlord agrees to perform the following work on the Premises:

         a. Landlord shall shampoo and repair, as necessary, the carpet in the Premises at Landlord's sole cost and expense:

         b. Landlord shall construct one additional interior wall within the Premises, the cost of which shall be payable by Tenant to Landlord in twelve (12) equal monthly installments over the first twelve (12) months of the term of this Lease, each of which monthly payments shall be due and payable from Tenant to Landlord together with each monthly payment of Base Rent, as Additional Rent hereunder, and in the event of non-payment thereof by the Tenant, the Landlord shall have all of the rights and remedies with respect thereto as would accrue to the Landlord for non-payment of Base Rent hereunder. Landlord and Tenant agree to execute an instrument memorializing the amount of the costs of this construction and the monthly payments for the repayment thereof promptly after Landlord receives Tenant's written notice as aforesaid.

8.       SERVICES.

         A.       List of Services.

         Landlord shall provide the following services, the costs of which are included within Operating Expenses and the quality and quantity of which are not less than those customarily provided by landlords of first-class office buildings in the greater Boston, Massachusetts metropolitan area, on all days during the Term, except Sundays and holidays, unless otherwise stated, and subject to all governmental rules, regulations and guidelines applicable thereto:

                  (i) Heating and air conditioning in the Premises during the normal heating and air conditioning seasons, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord. Requests for any additional services shall be in writing and delivered to Landlord not later than 2 p.m. of the previous day.

                  (ii) Adequate electrical wiring and facilities for standard building lighting fixtures provided by Landlord and for Tenant's incidental uses (it being understood that Tenant is to bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures in the Premises); provided that (a) the connected electrical load for lighting and incidental use equipment does not exceed an average of three watts per square foot of the
                           Premises: (b) the electricity so furnished for incidental uses will be at a nominal 120 volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding 20 amperes; and (c) such electricity will be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for lighting and incidental uses are in excess of those set forth in the preceding sentence, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at Tenant's expense.

                  (iii) City water from the regular Building outlets for drinking, lavatory and toilet purposes.

                  (iv) Janitorial services as delineated in Exhibit D attached hereto.

                  (v) Window washing of the inside and outside of windows in the Building's perimeter walls as may be situated in the Premises as delineated in Exhibit D attached hereto.

                  (vi) Non-exclusive automatic passenger elevator service at all times.

                  (vii) Non-exclusive freight elevator service subject to scheduling by Landlord.

         B.       Billing for Electricity.

                  (i) Separate Metering. In the event that Landlord in its sole discretion makes arrangements with the utility company supplying electricity to the Premises for separate metering and billing. Tenant shall pay (as hereinafter described) for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Paragraph 8A(i) hereof). Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant which Tenant shall pay promptly in accordance with its terms.

                  (ii) Lack of Separate Metering. If the Premises are not separately metered for any reason. Tenant shall pay Landlord as further Additional Rent, in monthly installments at the time prescribed for monthly installments, a pro rata share of the cost of electricity for the Office Section as estimated by Landlord from time to time in Landlord's sole discretion.

         C.       Interruption of Services.

         Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease; provided, however, that if, as a result of the negligence or willful misconduct of Landlord or its agents, there is an interruption or discontinuance in the furnishing of any of said services which directly results in Tenant's inability to operate its business at the Premises for a period in excess of three (3) consecutive days after Tenant notifies Landlord of such inability, Tenant's Rent obligations under this Lease shall abate from the end of such period until the earlier to occur of (i) the date on which said services are restored or (ii) the date on which Tenant resumes the operation of its business in the Premises; and provided further that if, as a result of the negligence or willful misconduct of Landlord or its agents, there is an interruption or discontinuance in the furnishing of any of said services which directly results in Tenant's inability to operate its business at the Premises for a period in excess of thirty (30) consecutive days after Tenant notifies Landlord of such inability. Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord at any time after the expiration of such 30-day period but before the restoration of said services.

         D.       Charges for Services.

         Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to hoisting services or after hours lighting, heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable as further Additional Rent within ten (10) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, without notice to Tenant, in addition to any and all other remedies available under this Lease or otherwise, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

         E.       Energy Conservation.

         Notwithstanding anything to the contrary in this Paragraph 8 or elsewhere in this Lease. Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy or energy related services if consistent with similar programs instituted generally in first-class office buildings in Boston, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

9.       REPAIRS:  HAZARDOUS MATERIALS.

         Tenant will, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken glass, fixtures and appurtenances, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant does not do so, Landlord may, but shall not be obligated to, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Office Section) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to enter the Premises at all reasonable times (and at any time in emergency situations) to make such repairs, alterations, improvements and additions to the Premises, to the Office Section or the Building or to any equipment located in the Office Section or the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

         Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or hazardous substances, or materials (collectively the "Hazardous Materials"). Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such Hazardous Materials, nor allow to be brought into the Building any Hazardous Materials except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of Hazardous Materials. Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises occurring while Tenant is in possession or elsewhere if caused by Tenant or persons acting under Tenant.

         Landlord represents and warrants that, to the best of Landlord's knowledge as of the date of this Lease (i) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Premises or (apart from de minimis amounts of any such materials used for cleaning or maintenance purposes or in connection with the operation of loading docks) the Common Areas, (ii) the Premises do not contain any Hazardous Materials and (iii) the public areas of the Building (excluding all portions thereof leased or leasable to tenants) comply with all applicable building codes and other governmental requirements and with the Americans with Disabilities Act of 1990. In the event that any such leak, spill, release, discharge, emission or disposal of Hazardous Materials shall occur on the Premises or (apart from de minimis amounts of such materials used for cleaning and maintenance purposes or in connection with the operation of loading docks) the Common Areas as result of any act or omission of Landlord, or in the event that the public areas of the Building (excluding all portions thereof leased or leasable to tenants) do not comply with all applicable building codes and other governmental requirements and with the Americans With Disabilities Act of 1990, Landlord shall take any and all actions necessary to bring the Premises, the Common Areas and/or the public areas of the Building (excluding all portions thereof leased or leasable to tenants) into compliance with applicable law, building codes, other governmental requirements and the Americans with Disabilities Act of 1990, as the case may be.

         The within covenants shall survive the expiration or earlier termination of the Term.

10.      ADDITIONS AND ALTERATIONS.

         A. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. Landlord's refusal to give said consent shall be conclusive. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, and plans and specifications plus permits necessary for such work, requiring Tenant to perform such work at times designated by Landlord. The work necessary to make any alterations, improvements or additions to the Premises, whether prior to or subsequent to the Commencement Date, shall be done at Tenant's expense by employees of or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant's hiring its own contractors. It is understood that Landlord's consent to the hiring by Tenant of Tenant's own contractors may be withheld if Landlord's permitting such hiring might reasonably be expected to adversely affect other construction in the Building or might reasonably be expected to result in an interruption of services provided to tenants of the Building. Tenant shall promptly pay to Landlord or Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof, Tenant shall also pay to Landlord a percentage of the cost of such work (such percentage to be established on a uniform basis for the Office Section) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. In connection with seeking Landlord's approval, Tenant shall provide to Landlord plans and specifications regarding proposed alterations, additions or improvements, as Landlord shall reasonably require, and Tenant shall, in addition to all other expenses which Tenant is obligated to pay to Landlord hereunder, pay to Landlord the expense incurred by Landlord in connection with the review of such information. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials, all in form satisfactory to Landlord. Tenant shall defend and hold Landlord, Landlord's lessor, any mortgagee, the MTA (hereinafter defined), the Property and the Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Paragraphs 9 or 10 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

         B. All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same as provided in Paragraph 18), be relinquished to Landlord in good condition, ordinary wear excepted.

         Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Paragraph 10A, (b) any such installation, maintenance, replacement, removal or use shall not interfere with the use of any then existing Lines at the Building,
(c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings or ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws, ordinances, rules or regulations or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

         Landlord may (but shall not have the obligation to): (i) install new Lines at the Building, (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Paragraph 5A(vi) (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) as provided in Paragraph 5A(vi).

         Notwithstanding anything to the contrary in this Lease, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Paragraph, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, that if, as a result of the negligence or willful misconduct of Landlord or its agents, there is a Line Problem which directly results in Tenant's inability to operate its business at the Premises for a period in excess of three (3) consecutive days after Tenant notifies Landlord of such inability, Tenant's Rent obligations under this Lease shall abate from the end of such period until the earlier to occur of (i) the date on which said Line Problem is rectified or (ii) the date on which Tenant resumes the operation of its business in the Premises; and provided further, that if, as a result of the negligence or willful misconduct of Landlord or its agents there is a Line Problem which directly results in Tenant's inability to operate its business at the Premises for a period in excess of thirty (30) consecutive days after Tenant notifies Landlord of such inability, Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord at any time after the expiration of such 30-days period but before the date on which said Line Problem is rectified. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

11.      COVENANT AGAINST LIENS.

         Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property, the Building or the Premises, or to affect any estate or interest of Landlord, Landlord's lessor, any mortgage or the MTA. Tenant covenants and agrees not to suffer or permit any lien of mechanics, materialmen or others to be placed against the Property, the building or the Premises, or to affect any estate or interest of Landlord, Landlord's lessor, any mortgagee or the MTA, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, or claim therefor being asserted, Tenant covenants and agrees to cause same to be immediately released and removed of records. In the event that such lien is not immediately released and removed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith.

12.      INSURANCE.

         A.       Waiver of Subrogation.

         Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damages to the Building or the Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Tenant's waiver of subrogation as hereinabove set forth shall also run to the benefit of and extend to Landlord's lessor and the MTA.

         B.       Coverage

         Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant, Landlord, Landlord's lessor, any mortgagee and the MTA (as their respective interests may appear) with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

                  (i) Commercial General Liability Insurance covering Tenant, Landlord, Landlord's lessor, the MTA and Landlord's management agent for claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, for limits of liability not less than:

                        Bodily Injury and Property  $3,000,000 each occurrence

                        Damage Liability            $3,000,000 annual aggregate

                        Personal Injury Liability   $3,000,000 annual aggregate
                                                    0% Insured's participation

                  (ii) Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than:

                        Bodily Injury and Property  $3,000,000 each person

                        Damage Liability.           $3,000,000 each accident


                  (iii) Physical Damage Insurance covering all additions,
                        improvements and alterations to the Premises which are beyond the building standard tenant improvements provided by Landlord and all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clauses of the policies of insurance.

         Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant and shall name Landlord and Landlord's management agent as additional insureds.

         C.       Avoid Action Increasing Rates.

         Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities having jurisdiction over the Building and of the applicable rating bureau, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Paragraph 12C, (i) any insurance coverage is jeopardized Landlord may, in addition to all other remedies which may be available to Landlord, terminate this Lease or (ii) insurance premiums are increased, Landlord shall have the option either to terminate this Lease or to require Tenant to make immediate payment of the increased insurance premium.

13.      FIRE OR CASUALTY.

         A. Paragraph 9 hereof notwithstanding, if the Premises or the access thereto shall be damaged by fire or other casualty and if such damage does not render all or a material portion of the Premises untenantable and if the Premises, the Office Section or the Building are not substantially damaged (as hereinafter defined), then Landlord shall, subject to building and zoning laws then applicable, repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto. If all or a material portion of the Premises are rendered untenantable by fire or other casualty, or if the Premises, the Office Section or the Building are substantially damaged by fire or other casualty (the term "substantially damaged' meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence), then, in either such case, Landlord shall have the right to terminate this Lease by giving notice of Landlord's election so to do not later than the earlier of (i) thirty (30) days after Landlord has ascertained all information sufficient for Landlord to determine whether or not to terminate this Lease, including, without limitation, the amount of insurance proceeds which are available to Landlord for restoration, or (ii) ninety (90) days following the occurrence of such damage. In the event Landlord gives such termination notice, this Lease shall terminate (with appropriate proration(s) of Rent being made for Tenant's possession of the tenantable portion of the Premises after the date of such damage) as of the date specified in such notice (but in no event sooner than thirty (30) days after the date of such notice) with the same force and effect as if the date specified were the date originally established as the expiration date hereof. Further, in the event this Lease is not terminated by Landlord, Landlord shall not be obligated to restore any portion of the Office Section or the Building outside of the Premises which is not necessary for reasonable access to and egress from the Premises, but if Landlord elects not to restore such damaged or destroyed portions of the Office Section or the Building, Landlord shall so notify Tenant within ninety (90) days after the date of such damage or destruction, in which case Tenant shall have an option to terminate this Lease, exercisable by written notice delivered by Tenant to Landlord within thirty (30) days following Tenant's receipt of written notice from Landlord of Landlord's election not to restore such damaged or destroyed portions. If Landlord fails to give such notice to Tenant within one hundred eighty (180) days after the date of such damage, Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord at any time after the expiration of such 180-day period. Except as otherwise provided below, Rent shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage.

         B. Notwithstanding anything to the contrary herein set forth. Landlord shall have no duty pursuant to this Paragraph 13 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord, at Landlord's cost, at the beginning of the Term. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Paragraph 9 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

14.      WAIVER OF CLAIMS - INDEMNIFICATION.

         To the extent not prohibited by law, Landlord, its partners, its managing agent, Landlord's lessor, any mortgagee, the MTA and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Office Section, the Premises or the Building, or due to any act or neglect of any tenant or occupant of the Office Section, the Building or of any other person or entity. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water, noise, vibration, fumes or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord, Landlord's lessor, any mortgagee and the MTA from and against all liability to third parties which arose (or which were claimed to have arisen) within or without the Premises or out of acts or omissions of Tenant and its servants, agents, employees, contractors, suppliers, workers and invitees.

15.      NONWAIVER.

         No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

16.      CONDEMNATION.

         If the Property, the Building or any portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a "taking"), or if the configuration of any roadway, street, alley, or railroad line adjacent to or beneath the Building is changed by any competent authority and such taking or change in configuration makes it necessary or desirable to remodel or reconstruct the Building or any part thereof, Landlord shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration.

17.      ASSIGNMENT AND SUBLETTING.

         A. Tenant shall not, without the prior written consent of Landlord (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. If Tenant is a corporation and if at any time during the Term the person or persons who own a majority of its voting shares at the time of the execution of this Lease cease to own a majority of such shares, Tenant shall so notify Landlord, and Landlord may terminate this Lease by notice to Tenant given not later than ninety (90) days thereafter. This provision shall not apply whenever Tenant is a corporation the outstanding voting stock of which is listed on a recognized security exchange. For the purposes of this provision, stock ownership shall be determined in accordance with Section 544 of the Internal Revenue Code of 1986, as amended through December 31, 1989, and the regulations thereunder, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Notwithstanding the foregoing, if Tenant is not then in default under this Lease beyond any applicable notice and cure period, Landlord will not unreasonably withhold, condition or delay its consent to the assignment of this Lease or the subletting of the whole or any portion of the Premises by Tenant provided (and it shall be a condition of the validity of any such assignment or subletting) without limitation that (i) in the case of an assignment, such assignee shall first agree directly with Landlord to assume and be bound by all of the obligations of Tenant hereunder, including without limitation the obligations to pay rent and other charges, the covenant against further assignment and the obligation to use the Premises only for the purpose set forth in Paragraph 1 hereof, or (ii) in the case of a subletting, such sublessee shall agree to be bound by and subject to all of the obligations of Tenant hereunder with respect to the whole or such portion of the Premises as may be sublet. Further, Landlord shall have the right to review and approve the document used to effectuate such assignment or subletting, and Tenant shall in any event furnish Landlord with a fully executed original of such document within thirty (30) days after its full execution.

         B. Notwithstanding anything to the contrary herein contained, Landlord's consent need not be obtained by Tenant for any assignment of this Lease or subletting of the whole or any portion of the Premises by Tenant to a corporation that controls Tenant ("Parent"), to a corporation controlled by Tenant ("Subsidiary") or to a corporation under common control with Tenant ("Affiliate"), or to an entity acquiring all or substantially all of the stock or assets of Tenant by way of merger, consolidation or sale, provided (and it shall be a condition of the validity of any such assignment or subletting) that such Parent, Subsidiary, Affiliate or resulting or acquiring entity, as the case may be, shall (i) in the case of an assignment, first agree directly with Landlord to assume and be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligations to pay Rent and other charges, the covenant against further assignment and the obligation to use the Premises only for the purpose set forth in Paragraph 1 hereof, or (ii) in the case of a subletting, agree to be bound by and subject to all of the obligations of Tenant hereunder with respect to the whole or such portion of the Premises as may be sublet. Further, Tenant shall furnish Landlord with a fully executed original of the document used to effectuate such assignment or subletting, which shall comply with the requirements of this Paragraph 17B, within thirty (30) days after its full execution. If Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises, in addition to withholding its consent, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, to terminate this Lease for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of and Tenant shall surrender the whole or such portion of the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord in good order and condition and thereafter, to the extent necessary in Landlord's judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like, Base Rent and Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which the Lease is terminated. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant or a subletting of the whole of the Premises by Tenant at a rent which, in either case, exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of each installment of any such excess rent, the full amount of any such excess rent. The provisions of this paragraph shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Premises, whether to a subsidiary or controlling corporation or any other person, firm or entity, in each case on the terms and conditions set forth herein. Each request by Tenant for permission to assign this Lease or to sublet the whole or any part of the Premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. For the purposes of this Paragraph 1 7B, the term "rent" shall mean all Base Rent, Additional Rent or other payments and/or consideration payable by one party to another related to the use and occupancy of all or a portion of the Premises.

18.      SURRENDER OF POSSESSION.

         Upon the expiration of the Term or upon the termination of Tenant's right of possession to all or a portion of the Premises, whether by lapse of time or at the option of Landlord as herein provided. Tenant shall forthwith quietly and peaceably surrender the Premises or portion thereof to Landlord in good order, repair and condition, ordinary wear, fire and other casualty damage and any damage caused by Landlord excepted, and shall, if Landlord so requires, restore the Premises or portion thereof to the condition existing at the beginning of the Term. Any interest of Tenant in the alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become, at Landlord's option, Landlord's property at the termination of this Lease by lapse of time or otherwise and if such option is exercised such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear excepted. Landlord shall inform Tenant at the time Landlord approves any such alteration, improvement or addition as to whether or not Landlord shall exercise such option. If Landlord does not exercise such option with respect to any such alteration, improvement or addition, Tenant's restoration obligation referred to above shall be applicable. Within seven (7) days prior to the termination of the Term or of Tenant's right of possession Tenant shall remove office furniture, trade fixtures, office equipment and all other items of Tenant's property on the Premises Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any removal required hereunder. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or, at Tenant's expense, may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

19.      HOLDING OVER.

         In addition to performing all of Tenant's other obligations hereunder, Tenant shall pay to Landlord an amount as Rent equal to the greater of (i) the monthly market rental rate for a term of not less than one (1) year for similar premises in the Building without regard to concessions such as tenant improvement allowance and free rent, if any, or (ii) the sum of one hundred fifty percent (150%) of one-twelfth the Base Rent and one hundred fifty percent (150%) of one-twelfth the Additional Rent paid by Tenant during the previous Calendar Year herein provided, such amount to be paid monthly during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. The provisions of this Paragraph 19 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

20.      ESTOPPEL CERTIFICATE.

         Tenant agrees that, from time to time upon not less than ten (10) business days prior request by Landlord, Landlord's lessor or any mortgagee, Tenant or Tenant's duly authorized representative having knowledge of the following facts will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) that the Premises have been delivered to Tenant by Landlord and accepted by Tenant; (v) that there are no proceedings pending against Tenant which have been adversely decided and which would affect Tenant's obligations under this Lease; (vi) that Tenant has not made a claim against Landlord which has not been resolved or satisfied; and
(vii) such further matters as may be requested by Landlord, it being intended that any such statement may be relied upon by any prospective assignee of Landlord, any mortgagee or prospective mortgagee of the Building, any prospective assignee of any such mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Property, the Office Section or the Building or any other person having an interest therein. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant fails so to do within ten (10) days after demand in writing, Tenant shall be considered in default under this Lease.

21.      SUBORDINATION.

         This Lease and all rights of Tenant hereunder are subject and subordinate to any mortgage or mortgages, blanket or otherwise, made by Landlord and which do now or may hereafter affect the Property or the Building and to any and all renewals, modifications, consolidations, replacements and extensions thereof, and to any ground or other lease, or similar instrument now or hereafter placed against the Building. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such mortgage or mortgages or to confirm or evidence such subordination. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do by such purchaser, and to recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time-to-time, upon the request of Landlord or of any holder of such mortgage or of such purchaser, any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Landlord and the holder of such mortgage, or either of them, the attorney-in-fact of Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted or completed. Tenant and Landlord further agree that if so requested by any mortgagee of Landlord, this Lease shall be made superior to any such mortgage and that they will execute such documents as may be required by such mortgagee to effect the superiority of this Lease to such mortgage.

22.      CERTAIN RIGHTS RESERVED BY LANDLORD.

         Landlord shall have the following rights (but not obligations), each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

                  (i)      To change the Building's name or street address.

                  (ii) To install, affix and maintain any and all signs on the exterior and on the interior of the Building.

                  (iii) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes, upon reasonable prior notice to Tenant, to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable. Landlord agrees to use reasonable efforts in the exercise of such rights to minimize any interference with Tenant's occupancy of the Premises and the conduct of the business thereon.

                  (iv) To furnish door keys for the entry door(s) in the Premises at the commencement of this Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord. Notwithstanding the provisions for Landlord's access to Premises. Tenant relieves and releases Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault. Upon the expiration of the Term or of Tenant's right of possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

                  (v) To designate and approve all window coverings used in the Building.

                  (vi) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building or the Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or the Premises.

                  (vii) To establish security policies and other controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building both during and after normal office hours.

                  (viii) To regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

                  (ix) To show the Premises to prospective tenants at reasonable times (upon not less than 24 hours prior oral or written notice) and, if vacated or abandoned, to show the Premises at any time, and to prepare the Premises for re-occupancy.

                  (x) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

                  (xi) To enter the Premises at any reasonable time (upon not less than 24 hours prior oral or written notice, except in emergencies, when no such notice need be given) to inspect the Premises.

                  (xii) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonable.

23.      RULES AND REGULATIONS.

         Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit C and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its judgment, may be desirable for the use, entry, operation and management of the Premises, the Office Section and the Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant.

24.      LANDLORD'S REMEDIES.

         If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by. Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days after written notice to Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for twenty (20) days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal Process, or if any voluntary petition in bankruptcy or for corporate re-organization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty (30) days from the date of his appointment, or if Tenant shall make and assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or any demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

                  (i) Landlord may terminate this Lease and the Term created hereby and shall give Tenant written notice of Landlord's election to do so and the effective date thereof (the "Effective Date"), in which event Landlord may forthwith repossess the Premises and shall be entitled to recover, forthwith as liquidated damages, in addition to any other sums or damages for which Tenant may be liable to Landlord, a sum of money equal to the present value (such present value to be computed on the basis of a per annum discount rate equal to 100 basis points below the effective annual yield on U.S. Treasury obligations which could be purchased on the business day next succeeding the Effective Date and mature closest to the Termination
                           Date) of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the fair market rental value of the Premises, after deduction from the present value of such fair market rental value of all anticipated expenses of reletting. Should the present value of the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term,

                           Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

                  (ii) Landlord may terminate this Lease and the Term as provided in (i) above and forthwith repossess the Premises and shall be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, a sum of money equal to amounts then due and the present value (computed as aforesaid) of all or a portion of the Rent and other sums to become due under this Lease for all or a part of the period from the Effective Date to the Termination Date. Furthermore, Landlord shall have the right from time to time to recover from Tenant, and Tenant shall remain liable for all Rent which would have been due, other than Rent accelerated and paid pursuant to the foregoing sentence, and any other sums thereafter accruing as they become due under this Lease during the period from the Effective Date to the Termination Date. In any such case, Landlord may (but shall be under no obligation to, except as required by law) relet the Premises or any part thereof for the account of Tenant, for such rent, from time to time (which may be for a term extending beyond the Term of this Lease), and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may change the locks or other entry devices of the Premises and make repairs, alterations and additions in or to the Premises and redecorate same to the extent deemed by Landlord necessary or desirable, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting, including without limitation, brokerage commissions payable to Landlord's agent or to others. Landlord may collect the rents from any such reletting and apply the same to the payment of expenses of reentry, redecoration, repair and alterations and the expenses of reletting and the excess or residue remaining to the payment of Rent and other sums in this Lease provided to be paid by Tenant and not theretofore paid by acceleration or otherwise, and any such excess or residue shall operate only as an offsetting credit against the amount of Rent and other sums then due and owing or, at Landlord's option, shall be refunded to Tenant to the extent paid as a result of acceleration or shall be applied as an offsetting credit against Rent and other sums thereafter becoming due and payable hereunder; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord or refunds of amounts accelerated in excess of the aggregate of the amount paid as a result of acceleration and the amount would have been payable by Tenant for the period for which the credit to Tenant is being determined, had no default occurred. No such reentry, repossession, repairs, alterations, additions or reletting shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

                  (iii) Landlord, without thereby waiving such default, may cure the same for the account and at the expense of Tenant, without notice in a case of emergency, as determined by Landlord in its sole discretion, or in case of correction of a dangerous or hazardous condition, and in any other case if such default continues after ten (10) days from the date of the giving by Landlord to Tenant of written notice of such default or of intention to cure. Bills for any expense incurred by Landlord in connection with any such performance by Landlord shall be for the account of Tenant, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall become immediately due and payable as Additional Rent under this Lease.

25.      EXPENSES OF ENFORCEMENT.

         In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the unsuccessful party by final unappealed or non-appealable order, judgment or decree in such proceedings shall pay any and all costs and expenses incurred by the prevailing party in enforcing or establishing its rights hereunder, including without limitation court costs and reasonable attorneys' fees.

26.      COVENANT OF QUIET ENJOYMENT.

         Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, without hindrance or ejection by any persons lawfully claiming by, through or under Landlord, the foregoing covenant of quiet enjoyment being in lieu of any other covenant, expressed or implied.

27.      SECURITY DEPOSIT.

         Tenant hereby deposits with Landlord the sum of the Security Deposit specified in Paragraph 1 hereof (hereinafter referred to as "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder.

         A. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph 24. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after written demand therefor is made by Landlord, to deposit cash with Landlord in an amount sufficient to restore the Collateral to its original amount.

         B. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the named Tenant herein regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. In such event, upon the return of the Collateral, or the remaining balance thereof to the named Tenant, Landlord shall be completely relieved of liability under this Paragraph 27 or otherwise with respect to the Collateral.

         C. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgagee. Upon such transfer or assignment, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral, such transferee or mortgagee having no greater obligations in respect of the Collateral than the Landlord had.

28.      REAL ESTATE BROKER.

         The Tenant represents that Tenant has dealt with (and only with) the Broker specified in Paragraph 1 hereof as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith, Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the Broker named above for a commission or fee in connection with this Lease or any sublease hereunder, but nothing herein shall be construed as permitting any such sublease, provided that Landlord has not in fact retained such broker or finder.

29.      UNDERLYING LEASES.

         Landlord is the lessee of the air rights premises within which the Building is constructed pursuant to that certain Sublease (the "Sublease") dated September 1, 1982 by and between a predecessor of Urban Investment and Development Co. ("Urban"), as lessor. Urban is the lessee of said air rights premises and other adjacent air rights premises which collectively are referred to as Copley Place, pursuant to that certain Amended and Restated Lease (the "Underlying Lease") dated January 31, 1980 by and between Urban and the Massachusetts Turnpike Authority ("MTA"), as lessor.

         Landlord hereby gives notice to Tenant that it supports the Affirmative Action and Resident Preference goals set forth in Paragraph 6 of Schedule D to the Underlying Lease and in Attachment C to the City of Boston's Urban Development Action Grant application for Copley Place, and encourages Tenant to pursue such goals in Tenant's own employment practices. In connection with hiring to fill permanent jobs at the Premises, Tenant shall not discriminate against any employee or applicant for employment because of race, color, religious creed, national origin, age or sex. Tenant shall comply to the extent applicable, with Title VII of the U.S. Civil Rights Act and M.G.L. c.151B with respect to employment at the Premises.

30.      NOTICE TO MORTGAGEE AND GROUND LESSOR.

         After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises, the Building or the Office Section as part of the mortgaged premises, or that it is the ground lessor under a ground lease (which term shall include the Underlying Lease and the Sublease) with Landlord, as ground lessee, which includes the Premises, the Building or the Office Section as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. Such holder or ground lessor shall be given such reasonable time as may be necessary to effect such cure or to foreclose the mortgage or terminate the ground lease, as the case may be. For the purposes of Paragraph 21, this Paragraph 30, Paragraph 31 and Paragraph 34, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

31.      ASSIGNMENT OF RENTS.

         With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease (which term shall include the Underlying Lease and the Sublease) on property which includes the Premises, the Building or the Office Section, Tenant agrees:

                  (i) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

                  (ii) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon a foreclosure of such holder's mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

32.      PERSONAL PROPERTY TAXES.

         Tenant shall pay all taxes which may be lawfully charged, assessed, or imposed upon all fixtures and equipment of every type and also upon all personal property in the Premises, and Tenant shall pay all license fees which may lawfully be imposed upon the business of Tenant conducted upon the Premises.

33.      MISCELLANEOUS.

         A. Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

         B. Interest. All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the rate of the greater of (i) eighteen percent (18%) per annum or (ii) two percent (2%) per annum above the prime rate of interest charged from time to time by The First National Bank of Boston (but in no event at a rate which is more than the highest rate which is at the time lawful in the Commonwealth of Massachusetts).

         C. Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

         D. Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 17 hereof. All indemnities, covenants and agreements of Tenant contained herein shall inure to the benefit of Landlord's agents and employees.

         E. Lease Contains All Terms. All of the representations and obligations of Landlord are contained herein and in the Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

         F. Delivery for Examination. Submission of this Lease for examination shall not bind Landlord in any manner, and no lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

         G. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

         H. Modification of Lease. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Premises and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

         I. Substitution of Other Premises. At any time hereafter, Landlord may (upon thirty (30) days prior notice) substitute for the Premises other premises in the Building (herein referred to as the "New Premises") provided that the New Premises shall be usable for Tenant's purpose and comparable to the Premises in size; and if Tenant is already in occupancy of the Premises, then in addition Landlord shall pay the expenses of Tenant's moving from the Premises to the New Premises and for improving the New Premises so that they are substantially similar to the Premises. Such move shall be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant. If the New Premises are not the same size as the Premises, there shall be a proportionate adjustment in Base Rent.

         J. Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Premises, the Office Section and the Building and in this Lease, and Tenant agrees that in the event of any such transfer and the assumption of all of Landlord's prospective obligations by the transferee, Landlord shall automatically be released from all prospective liability under this Lease and Tenant agrees to look solely to such transferee for the performance of such obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         K. Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

         L. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

         M. Covenants and Conditions. The captions of paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

         N. Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

         O. Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         P. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

         Q. Definition of Landlord. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's agents and employees.

         R. Time of Essence. Time is of the essence of this Lease and each of its provisions.

         S. Governing Law. Interpretation of this Lease shall be governed by the law of the Commonwealth of Massachusetts.

         T. Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         U. Size of Premises. The size of Premises will be determined on the basis of the standards set forth in Exhibit E attached hereto. With regard to Base Rent, Operating Expenses, and with regard to all other payments which are computed based upon the rentable area of the Premises, it is understood that the amounts payable as set forth in this Lease are predicated upon assumed rentable area set forth in this Lease. Not later than ninety (90) days after the Commencement Date, an exact measurement of the rentable area of the Premises shall be made in accordance with Exhibit E, and if said measurement shall indicate rentable area different from that recited in this Lease, Landlord and Tenant shall promptly execute a supplemental instrument adjusting the amounts payable hereunder to conform to the exact measurements. Such adjustments shall be made by multiplying the amount subject to adjustment by a fraction, the numerator of which is the actual rentable area of the Premises and the denominator of which is the rentable area of the Premises originally set forth herein. Any payment due from either party to the other as a result of any adjustments made hereunder shall be paid promptly upon rendition of a statement by the party entitled to additional Rent, or Rent refund, as the case may be.

         V. Payments Under Protest. Any payments to be made by either party under this Lease which are disputed may be made under protest without a waiver of claim by providing clear notice of such protest and adequate information as to the basis of such claim.

34.      NOTICES.

         All notices to be given under this Lease shall be in writing and either hand delivered; delivered by reputable overnight courier if sent to Germany; delivery acknowledged by recipient; or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

         A.       If to Landlord:

                           c/o JMB Properties Urban Company
                           Suite 600
                           Four Copley Place
                           Boston, Massachusetts 02116
                           Attn:    Building Manager

                  with copies to:

                           JMB Properties Urban Company
                           Suite 1300
                           900 North Michigan Avenue
                           Chicago, Illinois 60611-1575
                           Attn:    Law Department

         B.       If to Tenant:

                           NeuroTec International Corp.
                           Suite ___
                           Four Copley Place
                           Boston, Massachusetts 02116
                           Attn:    _______________________

                  with copies to:

                           NeuroTec Hochtechnologie GMBH
                           Ehlesstrasse 15
                           D-88046
                           Friedrichshafen
                           Germany

or to such other person or such other address designated by notice sent by Landlord or Tenant and as provided in Paragraph 30 of this Lease.

         After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Building as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord. Such holder shall be given such reasonable time as may be necessary to effect such cure or to foreclose the mortgage, as the case may be. For the purposes of Paragraph 21, Paragraph 30, Paragraph 31 and this Paragraph 34, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

         Notice by mail shall be deemed to have been given as of the date of mailing as aforesaid, but for purposes of computing the period during which a party may cure notice shall be deemed to have been given two (2) business days after mailing. Notice by hand delivery or reputable overnight courier shall be deemed to have been given at the time of delivery.

35.      LIMITATION ON LANDLORD'S LIABILITY.

         It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners or any of its or their directors, officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. The provisions of this

Paragraph 35 shall expressly be applicable to and inure to the benefit of Landlord's successors and assigns. In no event shall Landlord or its constituent partners be liable for any incidental or consequential damages in connection with its obligations under, or any action taken by Landlord or its constituent partners in connection with, this Lease.

36.      LANDLORD'S DESIGNATED AGENT.

         It is expressly understood and agreed by Tenant that the provisions of this Lease may be enforced on behalf of Landlord by an agent designated by Landlord for such purpose, and such enforcement shall be equally effective whether in the name of Landlord or such agent.

                                    LANDLORD:

                                    COPLEY PLACE ASSOCIATES NOMINEE CORPORATION


                                    By: __________________________________
                                        Its Vice President
                                        Hereunto duly authorized


                                    TENANT:

                                    NEUROTEC INTERNATIONAL CORP.


                                    By: __________________________________
                                        Its _________________
                                        Hereunto duly authorized

                                  EXHIBIT "A".

                                PLAN OF PREMISES

                            4 COPLEY PLACE FLOOR PLAN

                                   EXHIBIT "B"

                              INTENTIONALLY OMITTED

                     EXHIBIT C TO COPLEY PLACE OFFICE LEASE
                                       FOR
                              BOSTON, MASSACHUSETTS
                              RULES AND REGULATIONS


         RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building.

         (a) Any sign, lettering, picture, notice, or advertisement installed within Tenant's Premises (including but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

         (b) Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

         (c) Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

         (d) Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound, waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

         (e) Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its lease.

         (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

         (g) Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

         (h) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         (i) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

         (j) Tenant shall not install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of Landlord.

         (k) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

         (l) Tenant shall not, and Tenant shall not permit or suffer anyone to:

                  (1)      Cook in the Premises;

                  (2) Place vending or dispensing machines of any kind in or about the Premises;

                  (3) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form;

         (m)      Tenant shall not:

                  (1) Use the Premises for lodging, manufacturing or for any immoral or illegal purposes.

                  (2) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

                  (3) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

         (n) In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

         (o) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

         (p) If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

         (q) Bicycles shall not be permitted in the Building in other than Landlord designated locations.

         (r) Tenant shall cooperate and participate in all security programs affecting the Building.

         (s) In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

         (t) Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

         (u) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

         (v) Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

         (w) Landlord shall have the right to limit or control the number and format of listings on the main Building directory.

         (x) Tenant may move in to the Premises only during non-business hours and shall coordinate with Landlord and Landlord's Management Company for proper move-in procedures.

                                    EXHIBIT D

                                  COPLEY PLACE
                             CLEANING SPECIFICATIONS


--------------------------------------------------------------------------------

I.        CLEANING - TENANT'S AREAS

         A.       NIGHTLY - MONDAY THRU FRIDAY HOLIDAYS EXCLUDED
--------------------------------------------------------------------------------

1. DUST MOP, ALL STONE, CERAMIC, TILE, TERRAZZO, AND OTHER TYPES OF UNWAXED FLOORING, USING A TREATED MOP.

2. DUST MOP ALL VINYL, ASBESTOS, ASPHALT, RUBBER AND SIMILAR TYPES OF FLOORING, USING A TREATED MOP. THIS INCLUDES REMOVAL OF GUM AND OTHER SIMILAR SUBSTANCES USING A SCRAPING DEVICE.

3.       VACUUM ALL CARPETED AREAS.

4.       DUST MOP ALL PRIVATE AND PUBLIC STAIRWAYS AND VACUUM IF CARPETED.

5. HAND DUST AND WIPE CLEAN ALL HORIZONTAL SURFACES INCLUDING FURNITURE, FILE CABINETS, FIXTURES, AND WINDOW SILLS, USING A CHEMICALLY TREATED DUST CLOTH. PAPERS ON DESK SHALL REMAIN UNDISTURBED.

6.       DUST AND SANITIZE ALL TELEPHONES USING A DISINFECTANT SOLUTION.

7. REMOVE FINGER MARKS FROM ALL PAINTED SURFACES NEAR LIGHT SWITCHES, ENTRANCE DOORS, ETC.

8.       REMOVE ALL GUM AND FOREIGN MATTER ON SIGHT.

9. EMPTY AND CLEAN ALL WASTE RECEPTACLES AND REMOVE WASTE PAPER AND WASTE MATERIALS TO A DESIGNATED AREA. REPLACE LINERS IN EACH RECEPTACLE.

10.      DAMP DUST INTERIORS OF ALL WASTE DISPOSAL RECEPTACLES AND WASH AS
         NECESSARY.

11. CLEAN AND SANITIZE USING A DISINFECTANT SOLUTION, ALL WATER FOUNTAINS AND WATER COOLERS. SINKS/FLOORS ADJACENT TO SINKS/FOUNTAINS TO BE WASHED NIGHTLY.

12.      SPOT MOP FLOORS FOR SPILLAGES, ETC.

13.      EMPTY AND DAMP CLEAN ALL ASH TRAYS AND SCREEN ALL SAND URNS.

14.      REMOVE FINGER MARKS AND DUST DOORS OF ELEVATOR HATCHWAYS.

15. CLEAN ALL LOW LEDGES, SHELVES, BOOKCASES, CHAIR RAILS, TRIM, PICTURES, CHARTS, ETC., WITHIN REACH.

16.      CLEAN SINKS, TOILETS, AND RELATED PLUMBING FIXTURES.

17.      CLEAN MIRRORS, METALWORK, AND GLASS TABLE TOPS.

18. UPON COMPLETION OF WORK, ALL SLOP SINKS ARE TO BE THOROUGHLY CLEANED AND ALL CLEANING EQUIPMENT AND SUPPLIES STORED NEATLY IN LOCATIONS DESIGNATED BY THE OFFICE OF THE BUILDING.

19. ALL CLEANING OPERATIONS SHALL BE SCHEDULED SO THAT A MINIMUM OF LIGHTS ARE TO BE LEFT ON AT ANY TIME. UPON COMPLETION OF CLEANING ALL LIGHTS ARE TO BE TURNED OFF. ALL ENTRANCE DOORS ARE TO BE KEPT LOCKED DURING THE CLEANING OPERATION.

         B.       WEEKLY
--------------------------------------------------------------------------------

1.       HAND DUST ALL DOOR LOUVERS AND OTHER VENTILATING LOUVERS WITHIN REACH.

2.       DUST ALL BASEBOARDS.

3.       MOVE AND VACUUM UNDERNEATH ALL FURNITURE THAT CAN BE MOVED.

4. IN HIGH TRAFFIC AREAS, DAMP MOP IF NECESSARY AND APPLY SPRAY BUFFING SOLUTION IN A FINE MIST AND BUFF WITH A SYNTHETIC PAD.

5.       BUFF TRAFFIC AREAS AND PIVOT POINTS.

6.       DAMP MOP ALL NON-CARPETED AND PUBLIC STAIRWAYS.

7.       WIPE CLEAN ALL BRIGHT WORK.

8.       CLEAN INTERIOR GLASS PARTITIONS AND DOORS.

9.       DUST ALL CHAIR RAILS.

         C.       QUARTERLY
--------------------------------------------------------------------------------

1.       VACUUM UPHOLSTERED FURNITURE.

2.       MACHINE SCRUB FLOORING.

3.       WASH AND APPLY ONE COAT OF APPROVED FLOOR FINISH TO COMPOSITION
         FLOORING.

4. DUST ALL VERTICAL SURFACES SUCH AS WALLS, FURNITURE, PARTITIONS, AND SURFACES NOT REACHED IN NIGHTLY CLEANING.

5.       DUST EXTERIOR OF LIGHTING FIXTURES.

6.       WASH ALL BASEBOARDS.

7. STRIP ALL RESILIENT FLOORING USING DILUTED STRIPPING SOLUTION. MACHINE SCRUB FLOOR USING PAD TO REMOVE ALL FLOOR FINISH. THOROUGHLY RINSE WITH CLEAR WATER AND APPLY TWO COATS OF FLOOR FINISH.

--------------------------------------------------------------------------------

II.      LAVATORIES

         A.       NIGHTLY - MONDAY THRU FRIDAY
--------------------------------------------------------------------------------

1. POLICE LAVATORIES DURING THE DAY WITH MATRON OR PORTER TO PICK UP WASTE AND REPLENISH MATERIALS.

2. CLEAN, SANITIZE (USING DISINFECTANT SOLUTION), AND POLISH ALL VITREOUS FIXTURES INCLUDING TOILET BOWLS, URINALS, AND WASH BASINS.

3.       SWEEP AND WASH FLOORING WITH APPROVED GERMICIDAL SOLUTION.

4. WASH AND POLISH MIRRORS, POWDER SHELVES, DISPENSERS, HAND DRYERS, BRIGHT WORK, INCLUDING FLUSHOMETERS, PIPING, AND TOILET SEAT HINGES.

5.       CLEAN AND SANITIZE BOTH SIDES OF TOILET SEATS.

6.       EMPTY ALL CONTAINERS AND DISPOSAL UNITS AND INSERT NEW LINERS WHERE
         REQUIRED.

7.       WASH AND SANITIZE (USING A DISINFECTANT SOLUTION) EXTERIOR OF ALL
         CONTAINERS.

8.       EMPTY, CLEAN, AND SANITIZE ALL SANITARY NAPKIN DISPOSAL UNITS.

9. DUST AND SPOT WASH, WHERE NECESSARY, PARTITIONS, TILE WALLS, DISPENSERS, CEILINGS, LIGHTS, SWITCHES AND RECEPTACLES.

10. REFILL ALL DISPENSERS TO NORMAL LIMITS INCLUDING NAPKINS, SOAP, TISSUE, TOWELS, ETC.

11.      VACUUM ENTIRE CARPETED AREAS, IF ANY.

12.      REMOVE ALL RUBBISH.

         B.       WEEKLY
--------------------------------------------------------------------------------

1.       WET MOP ALL TILE FLOORS AND WASH BASEBOARDS.

2. MACHINE SCRUB FLOORS, HAND BRUSH CORNERS, AND HAND BRUSH TOILET EDGES WITH APPROVED GERMICIDAL DETERGENT SOLUTION.

         C.       MONTHLY
--------------------------------------------------------------------------------

1. WASH ALL PARTITIONS, TILE WALLS, AND ENAMEL SURFACES WITH APPROVED GERMICIDAL DETERGENT SOLUTION.

         D.       QUARTERLY
--------------------------------------------------------------------------------

1.       DUST ALL HVAC GRILLS AND LOUVERS.

         E.       OTHER

--------------------------------------------------------------------------------

1. CLEANING OF COMPUTER ROOMS AND KITCHENS WILL BE THE RESPONSIBILITY OF INDIVIDUAL TENANTS.

--------------------------------------------------------------------------------

III.     PUBLIC CORRIDORS, STAIRWELLS, AND SERVICE AREAS:

         A.       NIGHTLY
--------------------------------------------------------------------------------

1.       VACUUM AND SPOT CLEAN CARPETING.

2.       SWEEP AND DAMP MOP PUBLIC AREA CONCRETE FLOORS.

3.       SWEEP AND DAMP MOP PUBLIC STAIRWELLS AND LANDINGS.

4.       CLEAN BASEBOARDS OF SCUFFS AND MARKS.

5.       EMPTY AND CLEAN ASHTRAYS AND SAND URNS.

6.       CLEAN ALL DIRECTORIES AND LOBBY SECURITY CONSOLE.

7.       CLEAN CORRIDOR GLASS AND METAL WORK.

8.       SPOT CLEAN WALLS, CEILINGS, LIGHTS, ETC.

9.       REMOVE TRASH TO COMPACTOR.

10.      CLEAN TELEPHONES, TELEPHONE BOOTH AREAS AND MAIL DROPS.

11. KEEP SLOP SINKS, CLOSETS, SUPPLY ROOMS, AND OTHER JANITORIAL AREAS IN A CLEAN CONDITION.

12.      KEEP ELECTRICAL AND TELEPHONE CLOSETS CLEAN AND FREE OF STORAGE.

13.      CLEAN AND SANITIZE ALL PUBLIC DRINKING FOUNTAINS.

14.      SWEEP AND WASH ALL FLOORS IN PUBLIC LOBBY.

15. CLEAN AND VACUUM CARPETING IN PASSENGER ELEVATOR CABS AND SPOT CLEAN AS NECESSARY.

16.      DUST AND WIPE CLEAN WALLS, DOORS AND METAL WORK ON ALL PASSENGER
         ELEVATORS.

17.      CLEAN FLOORS AND WALLS OF SERVICE ELEVATORS.

18.      CLEAN AND REMOVE ANY DEBRIS FROM CEILING FIXTURES IN PASSENGER
         ELEVATORS.

19.      WASH ALL LOBBY WALK OFF MATS.

         B.       WEEKLY
--------------------------------------------------------------------------------

1.       CLEAN ALL DOOR VENTS.

2.       DUST ALL VERTICAL SURFACES WITHIN REACH.

         C.       MONTHLY
--------------------------------------------------------------------------------

1.       DRY SHAMPOO ALL LOBBY CARPETING.

         D.       QUARTERLY
--------------------------------------------------------------------------------

1.       STEAM CLEAN ALL LOBBY CARPETING.

2.       VACUUM ALL CEILING GRILLS AND AIR LOUVERS.

--------------------------------------------------------------------------------

IV.      WINDOW CLEANING
--------------------------------------------------------------------------------

1.       WINDOWS WILL BE CLEANED AS NECESSARY, BUT NOT LESS THAN THE FOLLOWING
         FREQUENCIES:

         EXTERIOR OF EXTERIOR GLASS - NOT LESS THAN 5 TIMES/YEAR. INTERIOR OF EXTERIOR GLASS - NOT LESS THAN 2 TIMES/YEAR. EXTERIOR OF INTERIOR GLASS - NOT LESS THAN 1 TIMES/YEAR. INTERIOR OF INTERIOR GLASS - NOT LESS THAN 2 TIMES/YEAR.

                                    EXHIBIT E

                              MEASUREMENT STANDARDS


I. Measurement Standards - Single Tenancy Floors. Three steps, in sequence, are to be followed to determine the Total Rentable Area: (i) compute gross area,
(ii) deduct certain areas, and (iii) add applicable share of areas to be apportioned (see paragraph C below).

         A. Gross Area: The gross area of a floor shall be the entire area within the exterior walls. If the exterior wall consists in whole or part of windows, fixed clear glass or other transparent material, the measurement along the entire such wall shall be taken to a line established by the vertical plan of the inside of the glass or other transparent material. If it consists solely of a nontransparent material, the measurement shall be taken to the inside surface of the outer building wall. If a floor has no exterior wall within the property line, measurements shall be taken to the property line. If a floor has no full-height enclosure wall, measurement shall be taken to the edge of the floor slab.

         B. Deductions from Gross Area: The following non-rentable building areas with one-half of their enclosing walls are to be deducted.

                  1. Public elevator shafts and associated elevator machine rooms.

                  2.       Required egress stairways.

                  3. Areas within the gross area which are to be apportioned pursuant to paragraph (C) below.

         C. Areas to be apportioned ("Attributable Area"):

                  1. Common facilities including, without limitation, all heating, ventilating, air conditioning, mechanical, electrical, cooling tower, telephone and other service floors, rooms or areas, containing equipment or supplies (exclusive of any tenant special air conditioning or mechanical area or facilities) and all public lobbies (including monumental stair and/or escalator), loading and other common service areas, throughout and within the Building including one-half of their enclosing walls, are to be apportioned.

                  2. Whenever the height of any room or space used for a heating, ventilating, air conditioning, mechanical, or electrical facility above the ground floor shall exceed the average story height in the Building by more than 25 percent, then the floor area of such room or space shall be determined by multiplying the actual floor area by the percentage that the height of the room or space exceeds the average story height, and adding the area so determined to the actual floor area of such room or space; however, if any such rooms or spaces penetrate the next higher floor, then the entire area of such room or space on both floors shall be apportioned under this paragraph (C).

II. Measurement Standards - Multiple Occupancy Floors. The sum of the Total Rentable Area for two or more tenants on a floor shall be the Total Rentable Area for that floor as computed in the manner for single tenancy floors. Three steps are to be followed to determine the Total Rentable Area for each tenant on a multiple occupancy floor: (i) compute the Net Rentable Area for such floor pursuant to (a) below, (ii) compute the Net Rentable Area for each tenant pursuant to (b) below, and (iii) multiply the Total Rentable Area of such floor by a fraction whose numerator is the Net Rentable Area for such tenant and whose denominator is the Net Rentable Area for such floor.

         A. Net Rentable Area for Any Floor: The Net Rentable Area shall be the gross area as described for single tenancy floors less the entire core area (measured to the finished enclosing walls thereof, but excluding any part of the core rented to a tenant) and corridors (measured to the corridor side of the finished enclosing walls of the corridor).

         B. Net Rentable Area for Each Tenant: Exterior walls are to be measured as described in the procedure for gross area. Demising walls between tenants are to be equally divided. Corridor walls to the finished corridor side are to be included in the Net Rentable Area of each tenant.

III. Rentable Calculation. Rentable Area is determined by measuring usable area (assuming all full floor occupants) and multiplying by 1.165.


                                      E-2